Pursuant to Rule 424(b)(3)
File No. 333-170851
PROSPECTUS SUPPLEMENT NO. 2
(To prospectus dated November 29, 2010)

347,773 Shares

Common Stock
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This prospectus supplement relates to the sale of up to 347,773 shares of our common stock and supplements and amends the prospectus dated November 29, 2010. This prospectus supplement, together with the prospectus described above, may be used by the selling stockholder we identify in this prospectus supplement, and its respective transferees, pledges, donees or successors-in-interest, to resell shares of our common stock issued to such stockholder under the terms of the Asset Purchase and Sale and Royalty Agreement, dated December 16, 2010, by and between Stillwater Mining Company and Benton Resources Corp. We will not receive any proceeds from the sale of these shares by the selling stockholder.

 The section entitled “Selling Stockholders” in the prospectus is hereby amended by the addition of the information below. The information below was furnished to us by the selling stockholder listed below and reflects its holdings as of May 12, 2011.

	Number of Shares of Common Stock Beneficially Owned as of May 12, 2011	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock to be Beneficially Owned After Offering
Name of Selling Stockholder			Number	Percentage

Benton Resources Corp.*	348,053	347,773	280	**
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*  The address for Benton resources Corp. is RR#2 3250 West Arthur Street, Thunder Bay, Ontario, P7C 4V1, Canada.
** Less than 1%.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE
“RISK FACTORS” BEGINNING ON PAGE 4 OF THE PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is May 12, 2011